UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2016, NuVasive, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders party thereto, evidencing a revolving senior credit facility.

The information set forth in Item 2.03 of this Current Report on Form 8-K (“Current Report”) related to the Credit Agreement is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 11, 2016, the Company issued a press release announcing its financial results for the quarter and full year ended December 31, 2015. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2016, the Company entered into the Credit Agreement with Bank of America, N.A., as administrative agent, and the other lenders party thereto, evidencing a revolving senior credit facility (the “Facility”) that provides for secured revolving loans, multicurrency loan options and letters of credit in an aggregate amount of up to $150.0 million. As of February 11, 2016, the Company has $50.0 million in outstanding loans under the Facility. The Credit Agreement also contains an expansion feature, which allows the Company to increase the aggregate principal amount of the Facility, provided the Company remains in compliance with the underlying financial covenants on a pro forma basis and its consolidated leverage ratio on a pro forma basis is within 50 basis points of the required level at the time of determination. The Facility matures on February 8, 2021, and includes a sub-limit of $15.0 million for letters of credit and a sub-limit of $5.0 million for swing line loans. All assets of the Company and its material domestic subsidiaries are pledged as collateral under the Facility (subject to customary exceptions) pursuant to the term set forth in the Security and Pledge Agreement (the “Security Agreement”) executed in favor of the administrative agent by the Company. Each of the Company’s material domestic subsidiaries guarantee the Facility. Borrowings under the Facility are used by us to provide financing for working capital and other general corporate purposes, including potential mergers and acquisitions.

Borrowings under the Facility bear interest, at the Company’s option, at a rate equal to an applicable margin over (a) a base rate determined by reference to the highest of (1) the prime rate, (2) the federal funds effective rate plus 0.50% and (3) LIBOR for an interest period of one month plus 1%, or (b) LIBOR for the applicable interest period. The margin for the Facility ranges, based on the Company’s consolidated leverage ratio, from 0.00% to 1.25% in the case of base rate loans and from 1.00% to 2.00% in the case of LIBOR loans. The Facility includes an unused line fee ranging, based on the Company’s consolidated net leverage ratio, from 0.20% to 0.40% per annum on the revolving commitment.

The terms of the Facility include certain reporting and financial covenants, as well as other affirmative and negative covenants as set forth in the Credit Agreement, that, among other things, may restrict the Company’s ability to: create liens on assets; incur additional indebtedness; make investments; make acquisitions and other fundamental changes; sell and dispose of property or assets; pay dividends and other distributions; change the business conducted; engage in certain transactions with affiliates; enter into burdensome agreements; limit certain use of proceeds; amend organizational documents; change accounting policies or reporting practices; modify or terminate documents related to certain indebtedness; enter into sale and leaseback transactions; fund sanctions; and use proceeds for any breach of anti-corruption laws. It also contains a consolidated leverage ratio and a consolidated interest coverage ratio, which are measured on a quarterly basis.

The Credit Agreement contains certain representations and warranties and events of default, including, among other things, nonpayment of principal, interest, fees or other amounts; failure to perform or observe covenants, any representation or warranty proving to have been incorrect when made or confirmed in any material respect; cross-default to other indebtedness in an amount more than $25.0 million; bankruptcy and insolvency defaults (with grace period for involuntary proceedings); inability to pay debts as they become due (with a grace period); monetary judgment defaults in an amount exceed $25.0 million and material nonmonetary judgment defaults, subject to certain exceptions; customary ERISA events; actual or asserted invalidity or impairment of the loan documents associated with the Facility; any collateral document related to the Facility ceases to create a valid and perfected lien on material portion of such collateral; and change of control.

The foregoing is a summary description of certain terms of the Facility and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement, which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.

Item 5.02	Election of Directors.

On February 11, 2016, the Company’s Board of Directors (the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), elected Robert F. Friel and Donald J. Rosenberg to serve as directors of the Company, effective February 12, 2016. Mr. Friel will serve as a member of the Compensation Committee of the Board (the “Compensation Committee”), and Mr. Rosenberg will serve as a member of the Compensation Committee and the Nominating Committee. Messrs. Friel and Rosenberg will serve as Class III directors and will be subject to re-election to the Board at the Company’s 2016 Annual Meeting of Stockholders, which is expected to be held on May 19, 2016 (the “2016 Annual Meeting”). In connection with the election of Messrs. Friel and Rosenberg to the Board, the Board approved an increase in the size of the Board from seven to nine members. Following the election of Messrs. Friel and Rosenberg to the Board, the Board is now comprised of nine directors, eight of whom are independent non-employee directors. There is no arrangement or understanding between Mr. Friel or Mr. Rosenberg with any other person pursuant to which each was elected as a director of the Company.

Mr. Friel, age 60, currently serves as Chairman, Chief Executive Officer and President of PerkinElmer, Inc. Prior to being appointed President and Chief Executive Officer in February 2008 and Chairman in April 2009, he had served as President and Chief Operating Officer since August 2007, and as Vice Chairman and President of PerkinElmer’s Life and Analytical Sciences unit since January 2006. Mr. Friel was previously Executive Vice President and Chief Financial Officer of PerkinElmer, with responsibility for business development and information technology in addition to his oversight of finance functions, from October 2004 until January 2006. Mr. Friel joined PerkinElmer in February 1999 as Senior Vice President and Chief Financial Officer. Prior to joining PerkinElmer, he held several senior management positions with AlliedSignal, Inc., now Honeywell International. Mr. Friel received a Bachelor of Arts degree in economics from Lafayette College and a Master of Science degree in taxation from Fairleigh Dickinson University. Mr. Friel currently services as a member of the Board of Directors of Xylem, Inc. and previously served on the Board of Directors of CareFusion Corporation prior to its acquisition by Becton, Dickinson and Company in 2015.

Mr. Rosenberg, age 64, has served as Executive Vice President, General Counsel and Corporate Secretary of Qualcomm Incorporated since October 2007. In this role, he is responsible for overseeing Qualcomm’s worldwide legal affairs including litigation, intellectual property and corporate matters. Prior to joining Qualcomm, Mr. Rosenberg served as Senior Vice President, General Counsel and Corporate Secretary of Apple Inc. from December 2006 until October 2007. From May 1975 to November 2006, Mr. Rosenberg held numerous positions at IBM Corporation, including Senior Vice President and General Counsel. Mr. Rosenberg received a Bachelor of Science degree in mathematics from the State University of New York at Stony Brook and his Juris Doctor from St. John’s University School of Law.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Friel and the Company or Mr. Rosenberg and the Company.

Pursuant to the Company’s current non-employee director compensation package and under the Company’s 2014 Equity Incentive Plan, Messrs. Friel and Rosenberg will be awarded on February 12, 2016 a one-time initial grant of restricted stock units (“RSUs”), subject to vesting on February 12, 2018 (the “Initial RSUs”), and a pro-rated annual grant of RSUs, subject to vesting on the date of the 2016 Annual Meeting (the “Annual RSUs”). The Initial RSUs will be granted with a grant date value of $200,000. The Annual RSUs will be granted with a grant date value of $33,219, which reflects $125,000 pro-rated for the period February 12, 2016 to May 19, 2016. For both the Initial RSUs and the Annual RSUs, the number of shares of the Company’s common stock subject to the RSUs will be calculated by dividing the grant date value by the Company’s closing stock price on February 12, 2016.

Messrs. Friel and Rosenberg will also receive cash retainers, which are payable quarterly, commencing with the Company’s second fiscal quarter ending June 30, 2016 (the “Second Quarter”). Effective for the Second Quarter, the Board approved changes to the cash retainers and the Annual RSUs payable to its non-employee directors. All non-employee directors, including Messrs. Friel and Rosenberg, will receive an annual retainer of $65,000 for service on the Board. No additional cash retainer will be paid for service as a member of a Board Committee. However, the Lead Director of the Board and the Chair of each Board Committee shall receive an additional cash retainer of $20,000 annually ($10,000 for the Chair of the Nominating Committee) for such service. In addition, future grants of Annual RSUs to non-employee directors will be awarded with respect to shares of the Company’s common stock having a value of $150,000 on the date of grant.

Messrs. Friel and Rosenberg have each entered into an indemnification agreement with the Company in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2014.

On February 11, 2016, the Company issued a press release announcing the election of Messrs. Friel and Rosenberg to the Board. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 7.01	Regulation FD Disclosure.

During a conference call scheduled to be held at 4:30 p.m. Pacific Time on February 11, 2016, the Company’s Chairman and Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter and full year ended December 31, 2015 and the Company’s outlook for the year ending December 31, 2016. The slide presentation (the “Presentation”) for the conference call is furnished as Exhibit 99.3 to this report.

The information contained in this Item 7.01 of this Current Report and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated February 8, 2016 by and among the Company, Certain Subsidiaries of the Company, Bank of America, N.A. and each of those additional Lenders that are a party to such agreement.

10.2	Security and Pledge Agreement, dated February 8, 2016 by and among the Company and Certain Subsidiaries of the Company in favor of Bank of America, N.A.

99.1*	Press release issued by NuVasive, Inc. on February 11, 2016 announcing its financial results for the quarter and full year ended December 31, 2015.

99.2*	Press release issued by NuVasive, Inc. on February 11, 2016 announcing the election of Robert F. Friel and Donald J. Rosenberg to the Board of Directors.

99.3*	Slide presentation

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel

Date: February 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated February 8, 2016 by and among the Company, Certain Subsidiaries of the Company, Bank of America, N.A. and each of those additional Lenders that are a party to such agreement.

10.2	Security and Pledge Agreement, dated February 8, 2016 by and among the Company and Certain Subsidiaries of the Company in favor of Bank of America, N.A.

99.1*	Press release issued by NuVasive, Inc. on February 11, 2016 announcing its financial results for the quarter and full year ended December 31, 2015.

99.2*	Press release issued by NuVasive, Inc. on February 11, 2016 announcing the election of Robert F. Friel and Donald J. Rosenberg to the Board of Directors.

99.3*	Slide presentation

* Furnished herewith.